Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Scott Jensen Investor Relations Contact 651-236-5060
NEWS	September 24, 2025

H.B. Fuller Reports Third Quarter 2025 Results

Reported EPS (diluted) of $1.22; Adjusted EPS (diluted) of $1.26, up 12% year-on-year

Net income of $67 million; Adjusted EBITDA of $171 million, up 3% year-on-year

Adjusted EBITDA margin of 19.1%, up 110 basis points year-on-year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its third quarter that ended August 30, 2025.

Third Quarter 2025 Noteworthy Items:

■	Net revenue for the third quarter of fiscal 2025 was $892 million, down 2.8% versus the third quarter of fiscal 2024; adjusting for the flooring divestiture, net revenue was up 1.6% year-on-year;
■

Gross profit margin was 32.0%; adjusted gross profit margin was 32.3%, up 190 basis points year-on-year, driven principally by favorable net pricing and raw material cost actions, the impact of acquisitions and divestitures, and cost reduction efforts;

■	Net income was $67 million; adjusted EBITDA was $171 million, up 3% year-on-year; adjusted EBITDA margin expanded 110 basis points year-on-year to 19.1%;
■	Cash flow from operations increased 13% year-on-year to $99 million;
■	Reported EPS (diluted) was $1.22; adjusted EPS (diluted) was $1.26, up 12% year-on-year, driven by higher adjusted net income and lower shares outstanding.

Summary of Third Quarter 2025 Results:

The Company’s net revenue for the third quarter of fiscal 2025 was $892 million, down 2.8%; adjusting for the flooring divestiture, net revenue was up 1.6% year-on-year versus the third quarter of fiscal 2024. Pricing increased net revenue by 1.0%, which was more than offset by lower volume, resulting in a 0.9% organic revenue decline year-on-year. Foreign currency translation increased net revenue by 1.0% and the net impact of acquisitions and divestitures decreased net revenue by 2.9%.

Gross profit in the third quarter of fiscal 2025 was $285 million. Adjusted gross profit was $288 million. Adjusted gross profit margin of 32.3% increased 190 basis points year-on-year. The net impact of pricing and raw material cost actions, the impact of acquisitions and divestitures, and targeted cost reduction efforts drove the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $175 million in the third quarter of fiscal 2025 and adjusted SG&A was $169 million versus $164 million in the third quarter of fiscal 2024. Adjusting for the net impact of acquisitions and divestitures, foreign exchange, and variable compensation, adjusted SG&A was flat year-on-year, reflecting diligent expense management.

Net income attributable to H.B. Fuller for the third quarter of fiscal 2025 was $67 million, or $1.22 per diluted share. Adjusted net income attributable to H.B. Fuller for the third quarter of fiscal 2025 was $69 million. Adjusted EPS was $1.26 per diluted share, up 12% year-on-year driven by higher adjusted net income and lower shares outstanding.

Adjusted EBITDA in the third quarter of fiscal 2025 was $171 million, up 3% year-on-year driven principally by the net impact of pricing and raw material cost actions. Adjusted EBITDA margin increased 110 basis points year-on-year to 19.1%.

Commenting on the third quarter, H.B. Fuller President and CEO Celeste Mastin said, “We delivered a strong quarter, evidenced by continued margin expansion and double-digit EPS growth despite the challenging operating environment. Our continued operational discipline, strong execution, and ongoing portfolio shift keep us on track to achieve our greater than 20% EBITDA margin target. Despite our strong performance, we remain cautious and have tightened our guidance range for the year to reflect a globally subdued economic backdrop. Looking forward, we expect volume growth to remain elusive, and end market conditions to be challenging. However, we continue to actively focus on enhancing the composition of our portfolio, driving continued efficiencies, and structurally repositioning the company for growth and continued margin expansion, consistent with our long-term strategy.”

Balance Sheet and Working Capital:

As a percentage of annualized revenue, net working capital increased 90 basis points year-on-year to 17.0% due to slightly higher inventory days on hand in preparation for our manufacturing footprint optimization.

Net debt at the end of the third quarter of fiscal 2025 was $1,958 million, down $58 million sequentially versus the second quarter and up $68 million year-on-year. Net debt-to-adjusted EBITDA decreased from 3.4X at the end of the second quarter of fiscal 2025, to 3.3X at the end of the third quarter of fiscal 2025, consistent with our plan to bring down leverage. Solid cash flow from operations and growth in adjusted EBITDA drove the sequential decrease in the ratio.

Fiscal 2025 Outlook:

As a result of our year-to-date performance and current macroeconomic conditions, we are updating our previously communicated financial guidance for fiscal 2025 as follows:

■

Net revenue for fiscal 2025 is expected to be down 2% to 3%; organic revenue for fiscal 2025 is now expected to be flat to up 1%; we now expect foreign exchange to adversely impact net revenue by approximately 1.0%;

■	Adjusted EBITDA for fiscal 2025 is now expected to be in the range of $615 million to $625 million, equating to growth of 4% to 5% year-on-year;
■	Adjusted EPS (diluted) is now expected to be in the range of $4.10 to $4.25, equating to growth of 7% to 11% year-on-year;
■	Cash flow from operations is now expected to be in the range of $275 million to $300 million and capital expenditures are now expected to be approximately $140 million for the year;
■	We now expect net interest expense for the year to be approximately $125 million to $130 million and the full year adjusted tax rate to be between 26.0% and 26.5%.

Conference Call:

The Company will hold a conference call on September 25, 2025, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on September 25, 2025, to 10:59 p.m. CT on October 2, 2025. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909 and enter the Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2025 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2024 revenue of $3.6 billion, our mission to Connect What Matters is brought to life by more than 7,500 global team members who collaborate with customers across more than 30 market segments in over 140 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and in the Middle East; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended August 30, 2025	Percent of Net Revenue	Three Months Ended August 31, 2024	Percent of Net Revenue
Net revenue	$892,043	100.0%	$917,927	100.0%
Cost of sales	(606,929)	(68.0)%	(642,198)	(70.0)%
Gross profit	285,114	32.0%	275,729	30.0%

Selling, general and administrative expenses	(174,974)	(19.6)%	(171,388)	(18.7)%
Other income, net	5,308	0.6%	2,148	0.2%
Interest expense	(33,630)	(3.8)%	(35,288)	(3.8)%
Interest income	1,110	0.1%	1,092	0.1%
Income before income taxes and income from equity method investments	82,928	9.3%	72,293	7.9%

Income taxes	(16,527)	(1.9)%	(18,264)	(2.0)%

Income from equity method investments	832	0.1%	1,310	0.1%
Net income including non-controlling interest	67,233	7.5%	55,339	6.0%

Net (income) loss attributable to non-controlling interest	(73)	(0.0)%	22	0.0%
Net income attributable to H.B. Fuller	$67,160	7.5%	$55,361	6.0%

Basic income per common share attributable to H.B. Fuller	$1.23		$1.01
Diluted income per common share attributable to H.B. Fuller	$1.22		$0.98

Weighted-average common shares outstanding:
Basic	54,428		54,975
Diluted	55,162		56,650

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended August 30, 2025	Percent of Net Revenue	Nine Months Ended August 31, 2024	Percent of Net Revenue
Net revenue	$2,578,801	100.0%	$2,645,452	100.0%
Cost of sales	(1,780,228)	(69.0)%	(1,848,435)	(69.9)%
Gross profit	798,573	31.0%	797,017	30.1%

Selling, general and administrative expenses	(541,942)	(21.0)%	(525,204)	(19.9)%

Other income, net	15,655	0.6%	7,282	0.3%
Interest expense	(100,536)	(3.9)%	(99,504)	(3.8)%
Interest income	3,064	0.1%	3,597	0.1%
Income before income taxes and income from equity method investments	174,814	6.8%	183,188	6.9%

Income taxes	(55,198)	(2.1)%	(48,496)	(1.8)%

Income from equity method investments	2,726	0.1%	2,955	0.1%
Net income including non-controlling interest	122,342	4.7%	137,647	5.2%

Net (income) loss attributable to non-controlling interest	(106)	(0.0)%	(32)	(0.0)%
Net income attributable to H.B. Fuller	$122,236	4.7%	$137,615	5.2%

Basic income per common share attributable to H.B. Fuller	$2.24		$2.51
Diluted income per common share attributable to H.B. Fuller	$2.21		$2.43

Weighted-average common shares outstanding:
Basic	54,623		54,874
Diluted	55,381		56,620

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 30,	August 31,	August 30,	August 31,
	2025	2024	2025	2024

Net income attributable to H.B. Fuller	$67,160	$55,361	$122,236	$137,615

Adjustments:
Acquisition project costs[1]	518	3,474	13,948	6,984
Organizational realignment[2]	4,620	9,471	20,028	24,038
Project One[3]	2,499	3,154	8,146	9,213
Other[4]	1,711	(2,904)	1,755	(2,021)
Discrete tax items[5]	(3,742)	(2,937)	11,210	(4,147)
Income tax effect on adjustments[6]	(3,402)	(1,624)	(13,309)	(6,472)
Adjusted net income attributable to H.B. Fuller[7]	69,364	63,995	164,014	165,210

Add:
Interest expense	33,369	35,287	99,884	99,502
Interest income	(1,110)	(1,090)	(3,064)	(3,594)
Adjusted Income taxes	23,671	22,825	57,297	59,114
Depreciation and Amortization expense[8]	45,298	44,235	132,477	125,288
Adjusted EBITDA[7]	170,592	165,252	450,608	445,520

Diluted Shares	55,162	56,650	55,381	56,620
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$1.26	$1.13	$2.96	$2.92
Revenue	$892,043	$917,927	$2,578,801	$2,645,452
Adjusted EBITDA margin[7]	19.1%	18.0%	17.5%	16.8%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $1,870 and $2,457 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and $350 and $1,017 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) for the three months ended August 30, 2025 and August 31, 2024, respectively. Acquisition project costs include $14,770 and $5,135 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and $880 and $1,272 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $0 and $577 in business integration costs (primarily costs of transition services agreements and for the three months ended March 2, 2024, retention bonuses paid to employees of the acquired entities) for the nine months ended August 30, 2025 and August 31, 2024, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs, the impact of accelerated depreciation and for the three months ended March 2, 2024, operational inefficiencies. Organizational realignment includes $1,174 and $2,939 in professional fees related to legal entity and business structure changes, $478 and $5,363 in employee severance and other related costs, and $2,968 and $1,169 related to facility rationalization costs for the three months ended August 30, 2025 and August 31, 2024, respectively. Organizational realignment includes $3,893 and $6,915 in professional fees related to legal entity and business structure changes, $5,667 and $9,721 in employee severance and other related costs, and $10,468 and $7,402 related to facility rationalization costs for the nine months ended August 30, 2025 and August 31, 2024, respectively.

[3] Project One includes non-capitalizable project costs related to implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which has upgraded and standardized our information system.

[4] Other includes product claims related to a divested business for the three and nine months ended August 30, 2025. Other includes a gain from insurance recoveries and a loss from the write-off of a cost method investment for the three and nine months ended August 31, 2024.

[5] Discrete tax benefit for the three months ended August 30, 2025 relates to various U.S. and foreign tax matters. Discrete tax expense for the nine months ended August 30, 2025 relates to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, offset by various U.S. and foreign tax matters. Discrete tax items for the three and nine months ended August 31, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation.

[6] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($261) and $194 for the three months ended August 30, 2025 and August 31, 2024, respectively and. ($362) and ($3,425) for the nine months ended August 30, 2025 and August 31, 2024, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 30,	August 31,	August 30,	August 31,
	2025	2024	2025	2024
Net Revenue:
Hygiene, Health and Consumable Adhesives	$386,068	$389,980	$1,151,768	$1,151,371
Engineering Adhesives	272,297	260,038	785,474	743,726
Building Adhesive Solutions	233,678	228,408	641,559	630,558
Corporate unallocated	-	39,501	-	119,797
Total H.B. Fuller	$892,043	$917,927	$2,578,801	$2,645,452

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$46,491	$48,677	$119,840	$145,910
Engineering Adhesives	46,852	40,087	121,880	104,894
Building Adhesive Solutions	25,859	25,976	54,550	55,102
Corporate unallocated	(9,062)	(10,399)	(39,639)	(34,093)
Total H.B. Fuller	$110,140	$104,341	$256,631	$271,813

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$65,324	$63,953	$174,178	$191,493
Engineering Adhesives	63,427	55,631	170,956	144,944
Building Adhesive Solutions	41,473	40,242	100,810	97,515
Corporate unallocated	368	5,426	4,664	11,568
Total H.B. Fuller	$170,592	$165,252	$450,608	$445,520

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	16.9%	16.4%	15.1%	16.6%
Engineering Adhesives	23.3%	21.4%	21.8%	19.5%
Building Adhesive Solutions	17.7%	17.6%	15.7%	15.5%
Corporate unallocated	0.0%	13.7%	NMP	NMP
Total H.B. Fuller	19.1%	18.0%	17.5%	16.8%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 30,	August 31,	August 30,	August 31,
	2025	2024	2025	2024
Income before income taxes and income from equity method investments	$82,928	$72,293	$174,814	$183,188

Adjustments:
Acquisition project costs[1]	518	3,474	13,948	6,984
Organizational realignment[2]	4,620	9,471	20,028	24,038
Project One[3]	2,499	3,154	8,146	9,213
Other[4]	1,711	(2,904)	1,755	(2,021)
Adjusted income before income taxes and income from equity method investments[9]	$92,276	$85,488	$218,691	$221,402

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	August 30,	August 31,	August 30,	August 31,
	2025	2024	2025	2024
Income Taxes	$(16,527)	$(18,264)	$(55,198)	$(48,496)

Adjustments:
Acquisition project costs[1]	(188)	(428)	(3,988)	(1,147)
Organizational realignment[2]	(1,681)	(1,166)	(6,136)	(3,985)
Project One[3]	(910)	(388)	(2,548)	(1,587)
Other[4]	(623)	358	(637)	248
Discrete tax items[5]	(3,742)	(2,937)	11,210	(4,147)
Adjusted income taxes[10]	$(23,671)	$(22,825)	$(57,297)	$(59,114)

Adjusted income before income taxes and income from equity method investments	$92,276	$85,488	$218,691	$221,402
Adjusted effective income tax rate[10]	25.7%	26.7%	26.2%	26.7%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 30,	August 31,	August 30,	August 31,
	2025	2024	2025	2024

Net revenue	$892,043	$917,927	$2,578,801	$2,645,452

Gross profit	$285,114	$275,729	$798,573	$797,017
Gross profit margin	32.0%	30.0%	31.0%	30.1%

Adjustments:
Acquisition project costs[1]	89	927	764	1,000
Organizational realignment[2]	3,216	2,799	11,140	10,679
Project One[3]	-	-	-	13
Adjusted gross profit[11]	$288,419	$279,455	$810,477	$808,709
Adjusted gross profit margin[11]	32.3%	30.4%	31.4%	30.6%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Nine Months Ended
	August 30,	August 31,	August 30,	August 31,
	2025	2024	2025	2024

Selling, general and administrative expenses	$(174,974)	$(171,388)	$(541,942)	$(525,204)

Adjustments:
Acquisition project costs[1]	168	2,524	11,528	5,962
Organizational realignment[2]	1,373	6,307	6,302	12,322
Project One[3]	2,500	3,154	8,146	9,200
Other[4]	1,711	(4,871)	1,755	(3,988)
Adjusted selling, general and administrative expenses[12]	$(169,222)	$(164,274)	$(514,211)	$(501,708)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

Three Months Ended: August 30, 2025	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Building Adhesive Solutions	Total	Corporate Unallocated	H.B. Fuller Consolidated
Net income attributable to H.B. Fuller	$48,697	$47,820	$28,409	$124,926	$(57,766)	$67,160
Adjustments:
Acquisition project costs[1]	-	-	-	-	518	518
Organizational realignment[2]	-	-	-	-	4,620	4,620
Project One[3]	-	-	-	-	2,499	2,499
Other[4]	-	-	-	-	1,711	1,711
Discrete tax items[5]	-	-	-	-	(3,742)	(3,742)
Income tax effect on adjustments[6]	-	-	-	-	(3,402)	(3,402)
Adjusted net income attributable to H.B. Fuller[7]	48,697	47,820	28,409	124,926	(55,562)	69,364
Add:
Interest expense	-	-	-	-	33,369	33,369
Interest income	-	-	-	-	(1,110)	(1,110)
Adjusted Income taxes	-	-	-	-	23,671	23,671
Depreciation and amortization expense[8]	16,627	15,607	13,064	45,298	-	45,298
Adjusted EBITDA[7]	$65,324	$63,427	$41,473	$170,224	$368	$170,592
Revenue	$386,068	$272,297	$233,678	$892,043	-	$892,043
Adjusted EBITDA Margin[7]	16.9%	23.3%	17.7%	19.1%	NMP	19.1%

Nine Months Ended August 30, 2025	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Building Adhesive Solutions	Total	Corporate Unallocated	H.B. Fuller Consolidated
Net income attributable to H.B. Fuller	$126,467	$124,791	$62,209	$313,467	$(191,231)	$122,236
Adjustments:
Acquisition project costs[1]	-	-	-	-	13,948	13,948
Organizational realignment[2]	-	-	-	-	20,028	20,028
Project One[3]	-	-	-	-	8,146	8,146
Other[4]	-	-	-	-	1,755	1,755
Discrete tax items[5]	-	-	-	-	11,210	11,210
Income tax effect on adjustments[6]	-	-	-	-	(13,309)	(13,309)
Adjusted net income attributable to H.B. Fuller[7]	126,467	124,791	62,209	313,467	(149,453)	164,014
Add:
Interest expense	-	-	-	-	99,884	99,884
Interest income	-	-	-	-	(3,064)	(3,064)
Adjusted Income taxes	-	-	-	-	57,297	57,297
Depreciation and amortization expense[8]	47,711	46,165	38,601	132,477	-	132,477
Adjusted EBITDA[7]	$174,178	$170,956	$100,810	$445,944	$4,664	$450,608
Revenue	1,151,768	785,474	641,559	2,578,801	-	2,578,801
Adjusted EBITDA Margin[7]	15.1%	21.8%	15.7%	17.3%	NMP	17.5%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

Three Months Ended: August 31, 2024	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Building Adhesive Solutions	Total	Corporate Unallocated	H.B. Fuller Consolidated
Net income attributable to H.B. Fuller	$50,176	$40,742	$27,804	$118,722	$(63,361)	$55,361
Adjustments:
Acquisition project costs[1]	-	-	-	-	3,474	3,474
Organizational realignment[2]	-	-	-	-	9,471	9,471
Project One[3]	-	-	-	-	3,154	3,154
Other[4]	-	-	-	-	(2,904)	(2,904)
Discrete tax items[5]	-	-	-	-	(2,937)	(2,937)
Income tax effect on adjustments[6]	-	-	-	-	(1,624)	(1,624)
Adjusted net income attributable to H.B. Fuller[7]	50,176	40,742	27,804	118,722	(54,727)	63,995
Add:
Interest expense	-	-	-	-	35,287	35,287
Interest income	-	-	-	-	(1,090)	(1,090)
Adjusted Income taxes	-	-	-	-	22,825	22,825
Depreciation and amortization expense[8]	13,777	14,889	12,438	41,104	3,131	44,235
Adjusted EBITDA[7]	$63,953	$55,631	$40,242	$159,826	$5,426	$165,252
Revenue	$389,980	$260,038	$228,408	$878,426	39,501	$917,927
Adjusted EBITDA Margin[7]	16.4%	21.4%	17.6%	18.2%	13.7%	18.0%

Nine Months Ended August 31, 2024	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Building Adhesive Solutions	Total	Corporate Unallocated	H.B. Fuller Consolidated
Net income attributable to H.B. Fuller	$150,399	$106,861	$60,586	$317,846	$(180,231)	$137,615
Adjustments:
Acquisition project costs[1]	-	-	-	-	6,984	6,984
Organizational realignment[2]	-	-	-	-	24,038	24,038
Project One[3]	-	-	-	-	9,213	9,213
Other[4]	-	-	-	-	(2,021)	(2,021)
Discrete tax items[5]	-	-	-	-	(4,147)	(4,147)
Income tax effect on adjustments[6]	-	-	-	-	(6,472)	(6,472)
Adjusted net income attributable to H.B. Fuller[7]	150,399	106,861	60,586	317,846	(152,636)	165,210
Add:
Interest expense	-	-	-	-	99,502	99,502
Interest income	-	-	-	-	(3,594)	(3,594)
Adjusted Income taxes	-	-	-	-	59,114	59,114
Depreciation and amortization expense[8]	41,094	38,083	36,929	116,106	9,182	125,288
Adjusted EBITDA[7]	$191,493	$144,944	$97,515	$433,952	$11,568	$445,520
Revenue	$1,151,371	$743,726	$630,558	$2,525,655	119,797	$2,645,452
Adjusted EBITDA Margin[7]	16.6%	19.5%	15.5%	17.2%	NMP	16.8%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Nine Months Ended
	August 30, 2025	August 30, 2025
Price	1.0%	0.6%
Volume	(1.9)%	(0.2)%
Organic Growth[13]	(0.9)%	0.4%
M&A	(2.9)%	(1.8)%
Constant currency	(3.8)%	(1.4)%
F/X	1.0%	(1.1)%
Total H.B. Fuller Net Revenue	(2.8)%	(2.5)%

Revenue growth versus 2024	Three Months Ended
	August 30, 2025
	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	(1.0)%	0.6%	(1.6)%	1.5%	(3.1)%
Engineering Adhesives	4.7%	1.2%	3.5%	1.3%	2.2%
Building Adhesive Solutions	2.3%	1.6%	0.7%	1.7%	(1.0)%
Corporate Unallocated[14]	(100.0)%	0.0%	(100.0)%	(100.0)%	0.0%
Total H.B. Fuller	(2.8)%	1.0%	(3.8)%	(2.9)%	(0.9)%

Revenue growth versus 2024	Nine Months Ended
	August 30, 2025
	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[13]
Hygiene, Health and Consumable Adhesives	0.0%	(2.1)%	2.1%	1.3%	0.8%
Engineering Adhesives	5.6%	(0.5)%	6.1%	6.0%	0.1%
Building Adhesive Solutions	1.7%	(0.3)%	2.0%	2.0%	0.0%
Corporate Unallocated[14]	(100.0)%	0.0%	(100.0)%	(100.0)%	0.0%
Total H.B. Fuller	(2.5)%	(1.1)%	(1.4)%	(1.8)%	0.4%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

14 Corporate Unallocated includes revenue for the North America Flooring business for the nine months ended August 31, 2024. This business was sold in the first quarter of 2025 and as a result all activity for prior years was moved to Corporate Unallocated.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

					Trailing Twelve
	Three Months Ended				Months[18] Ended
	November 30, 2024	March 1, 2025	May 31, 2025	August 30, 2025	August 30, 2025

Net income attributable to H.B. Fuller	$(7,359)	$13,248	$41,828	$67,160	$114,877

Adjustments:
Acquisition project costs[1]	4,051	9,828	3,602	518	17,999
Organizational realignment[2]	15,958	8,774	6,635	4,620	35,987
Project One[3]	2,672	3,064	2,581	2,499	10,816
Business divestiture[15]	47,267	-	-	-	47,267
Other[4]	39	-	44	1,711	1,794
Discrete tax items[16]	(1,322)	992	13,961	(3,742)	9,889
Income tax effect on adjustments[6]	(9,339)	(5,909)	(3,999)	(3,402)	(22,649)
Adjusted net income attributable to H.B. Fuller[7]	51,967	29,997	64,652	69,364	215,980

Add:
Interest expense	33,621	32,030	34,484	33,369	133,504
Interest income	(1,084)	(1,100)	(854)	(1,110)	(4,148)
Adjusted Income taxes	18,546	10,862	22,765	23,671	75,844
Depreciation and Amortization expense[17]	45,286	42,567	44,613	45,298	177,764
Adjusted EBITDA[7]	$148,336	$114,356	$165,660	$170,592	$598,944

[15] Business divestiture for the three months and year ended November 30, 2024 includes impairment losses for goodwill and long-lived assets, and project costs incurred as a direct result of the pending sale of the North America Flooring business. Impairment losses represent the difference between the book value of the assets held for sale and their net realizable value.

[16] Discrete tax items for the three months ended November 30, 2024 are related to various foreign tax matters. Discrete tax items for the three months ended March 1, 2025 are related to various foreign tax matters. Discrete tax items for the three months ended May 31, 2025 are primarily related to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters. Discrete tax benefit for the three months ended August 30, 2025 relates to various U.S. and foreign tax matters.

[17] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($711) for the three months ended November 30, 2024, ($30) for the three months ended March 1, 2025, ($70) for the three months ended May 31, 2025 and ($261) for the three months ended August 30, 2025..

[18] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	August 30, 2025	May 31, 2025	August 31, 2024
Total debt	$2,080,470	$2,112,428	$2,021,070
Less: Cash and cash equivalents	122,458	96,785	131,412
Net debt[19]	$1,958,012	$2,015,643	$1,889,658

Trailing twelve months18 / Year ended Adjusted EBITDA	$598,944	$593,604	$618,122
Net Debt-to-Adjusted EBITDA[19]	3.3	3.4	3.1

[19] Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	August 30, 2025	August 31, 2024	November 30, 2024
Trade receivables, net	$563,579	$574,781	$558,336
Inventory	502,956	509,029	467,498
Trade payables	459,409	493,550	491,435
Net working capital[20]	$607,126	$590,260	$534,399

Net revenue three months ended	$892,043	$917,927
Annualized net revenue[20]	3,568,172	3,671,708

Net working capital as a percentage of annualized revenue[20]	17.0%	16.1%

[20] Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	August 30,	November 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$122,458	$169,352
Trade receivables (net of allowances of $11,661 and $11,621, as of August 30, 2025 and November 30, 2024, respectively)	563,579	558,336
Inventories	502,956	467,498
Other current assets	111,752	104,019
Total current assets	1,300,745	1,299,205

Property, plant and equipment	1,913,345	1,864,558
Accumulated depreciation	(1,023,758)	(982,631)
Property, plant and equipment, net	889,587	881,927

Goodwill	1,681,887	1,532,221
Other intangibles, net	829,430	770,226
Other assets	464,453	449,665
Total assets	$5,166,102	$4,933,244

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$-	$587
Trade payables	459,409	491,435
Accrued compensation	90,283	106,005
Income taxes payable	18,774	24,225
Other accrued expenses	105,766	97,038
Total current liabilities	674,232	719,290

Long-term debt	2,080,470	2,010,052
Accrued pension liabilities	56,188	51,755
Other liabilities	396,240	322,299
Total liabilities	$3,207,130	$3,103,396

Commitments and contingencies (Note 13)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 54,043,300 and 54,657,103 as of August 30, 2025 and November 30, 2024, respectively	$54,043	$54,657
Additional paid-in capital	288,195	322,636
Retained earnings	2,009,152	1,924,761
Accumulated other comprehensive loss	(393,747)	(473,395)
Total H.B. Fuller stockholders' equity	1,957,643	1,828,659
Non-controlling interest	1,329	1,189
Total equity	1,958,972	1,829,848
Total liabilities, non-controlling interest and total equity	$5,166,102	$4,933,244

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Nine Months Ended
	August 30, 2025	August 31, 2024
Cash flows from operating activities:
Net income including non-controlling interest	$122,342	$137,647
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	68,314	66,990
Amortization	64,525	61,723
Deferred income taxes	(39,227)	(45,998)
Loss from equity method investments, net of dividends received	1,045	622
Gain on insurance claims	-	(7,264)
Loss on equity investment	-	1,966
Loss on the sale of a business	1,515	-
Loss on impairment of intangible asset	478	-
Gain on sale or disposal of assets	(178)	(501)
Share-based compensation	18,170	17,662
Pension and other post-retirement benefit plan activity	(7,047)	(6,671)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(3,336)	26,373
Inventories	(42,095)	(62,206)
Other assets	(7,530)	(39,025)
Trade payables	(25,764)	49,705
Accrued compensation	(19,230)	(11,566)
Other accrued expenses	6,856	(5,244)
Income taxes payable	(12,993)	(17,873)
Other liabilities	28,622	856
Foreign currency remeasurement	2,289	49,591
Net cash provided by operating activities	156,756	216,787

Cash flows from investing activities:
Purchased property, plant and equipment	(94,593)	(112,799)
Purchased businesses, net of cash acquired	(162,095)	(274,067)
Purchase of cost method investment	(2,549)	-
Proceeds from sale of property, plant and equipment	843	1,048
Proceeds from the sale of a business	75,727	-
Net cash used in investing activities	(182,667)	(385,818)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,114,300	1,732,900
Repayment of long-term debt	(1,053,593)	(1,556,135)
Payment of debt issuance costs	(1,047)	(3,493)
Net payment of notes payable	(585)	(1,014)
Dividends paid	(37,559)	(35,440)
Proceeds from stock options exercised	5,519	34,161
Repurchases of common stock	(60,728)	(39,371)
Net cash (used in) provided by financing activities	(33,693)	131,608

Effect of exchange rate changes on cash and cash equivalents	12,710	(10,618)
Net change in cash and cash equivalents	(46,894)	(48,041)
Cash and cash equivalents at beginning of period	169,352	179,453
Cash and cash equivalents at end of period	$122,458	$131,412